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                                                                       Exhibit 5

                               OPINION OF COUNSEL

                            [Bar & Karrer Letterhead]

Zurich, 20 March 2003

Dear Sirs

We have been asked by UBS AG, a corporation organized under the laws of Switzerland (the "Company"), to provide the present opinion letter in connection with (i) the registration statement of the Company on Form S-8 relating to the UBS AG Omnibus Stock Plan (the "Plan") and (ii) the Post Effective Amendment No. 1 to the Registration Statement filed on Form S-8 (File No. 333-50320) relating to the Plan and the UBS AG Equity Incentive Program, being filed with the Securities and Exchange Commission on or about 21 March 2003 (the "Registration Statement") of a maximum of 35,000,000 registered shares (the "Ordinary Shares") out of the 1,256,297,678 registered shares of CHF 0.80 par value of the Company reflected on the date hereof in the Commercial Register of the Canton of Zurich (Switzerland) and in Art. 4 Para. 1 of the Company's articles of association.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Upon the basis of the foregoing, we are of the opinion that the Ordinary Shares are validly existing shares of the Company, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

We are members of the Swiss bar and the opinions expressed herein are limited to questions arising under the laws of Switzerland. This opinion is governed by the laws of Switzerland.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

This opinion is furnished by us, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding

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paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

Yours faithfully,

/s/ Bar & Karrer
Bar & Karrer